SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 29, 2003


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


         DELAWARE                   1-4717                    44-0663509
----------------------------  ---------------------    -------------------------
(State or other jurisdiction   (Commission file               (IRS Employer
       of incorporation)           number)                Identification Number)


                427 West 12th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                                (816) 983 - 1303


                                 Not Applicable
          (Former name or former address if changed since last report)

Item 5.          Other Events

On April 29, 2003, Kansas City Southern ("KCS" or "Company") (NYSE: KSU) announced its intent to sell shares of Redeemable Cumulative Convertible Perpetual Preferred Stock in a private offering. On April 30, 2003, KCS announced that it has entered into an agreement, subject to standard closing conditions, to sell $175 million of Redeemable Cumulative Convertible Perpetual Preferred Stock in a private offering pursuant to Rule 144A. In addition, the Company has granted the initial purchasers an option to purchase up to an additional $25 million of the preferred stock. See the Press Releases attached hereto as Exhibit 99.1 and Exhibit 99.2 for further details.





Item 7.   Financial Statements and Exhibits

(c)       Exhibits  Document
          (99)      Additional Exhibits

          99.1 Press Release issued by Kansas City Southern dated April 29, 2003 entitled, "KCS To Sell Shares of Redeemable Cumulative Convertible Perpetual Preferred Stock," is attached hereto as Exhibit 99.1

          99.2 Press Release issued by Kansas City Southern dated April 30, 2003 entitled, "KCS Announces Pricing of its 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock" is attached hereto as Exhibit 99.2


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Kansas City Southern


Date: May 1, 2003                By:          /s/ Louis G. Van Horn
                                       -----------------------------------------
                                                   Louis G. Van Horn
                                            Vice President and Comptroller
                                            (Principal Accounting Officer)

EXHIBIT 99.1

KANSAS CITY SOUTHERN                                               PRESS RELEASE
427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105               NYSE SYMBOL: KSU

         Date:             April 30, 2003

         Media Contract:   William H. Galligan, 816/983-1551 or
                           william.h.galligan@kcsr.com


             KCS To Sell Shares of Redeemable Cumulative Convertible
                            Perpetual Preferred Stock

KANSAS CITY, Mo. - Kansas City Southern ("KCS" or "the Company") (NYSE: KSU) today announced that it intends to sell shares of Redeemable Cumulative Convertible Perpetual Preferred Stock in a private offering. The convertible preferred stock offering will be made only by means of an offering memorandum pursuant to Rule 144A. It is expected that dividends on the preferred stock will be cumulative and will be payable quarterly at a rate to be determined, when, as and if declared by the Company's board of directors. Accumulated unpaid dividends will cumulate dividends at the same rate as dividends cumulate on the preferred stock. Each share of the preferred stock will be convertible, under certain conditions, into shares of the Company's common stock. The Company will have the option to redeem the preferred stock. The conversion rates, dividend rate and other terms of the preferred stock will be provided upon pricing of such securities.

The net proceeds from the offering of the convertible preferred stock are expected to be used to pay a portion of the purchase price for the proposed acquisition of a controlling interest of Grupo TFM.

The preferred stock has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

EXHIBIT 99.2


KANSAS CITY SOUTHERN                                               PRESS RELEASE
427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105               NYSE SYMBOL: KSU

         Date:             April 29, 2003

         Media Contract:   William H. Galligan, 816/983-1551 or
                           william.h.galligan@kcsr.com


      KCS Announces Pricing of its 4.25% Redeemable Cumulative Convertible
                           Perpetual Preferred Stock

KANSAS CITY, Mo. - Kansas City Southern ("KCS" or "the Company") (NYSE: KSU) today announced that it has entered into an agreement, subject to standard closing conditions, to sell $175 million of Redeemable Cumulative Convertible Perpetual Preferred Stock (liquidation preference $500 per share) in a private offering pursuant to Rule 144A. The Company has granted the initial purchasers an option to purchase up to an additional $25 million of the preferred stock. Dividends on the preferred stock will be cumulative and will be payable quarterly at an annual rate of 4.25% of the liquidation preference, when, as and if declared by the Company's board of directors. Accumulated unpaid dividends will cumulate dividends at the same rate as dividends cumulate on the preferred stock. Each share of the preferred stock will be convertible, under certain conditions, and subject to adjustment under certain conditions, into 33.4728 shares of the Company's common stock. On or after May 20, 2008, the Company will have the option to redeem any or all of the preferred stock, subject to certain conditions.

The net proceeds from the offering of the preferred stock are expected to be used to pay a portion of the purchase price for the proposed acquisition of a controlling interest of Grupo TFM.

The preferred stock, and the common stock to be issued on the conversion of the preferred stock, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.